UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 1, 2018

SANDRIDGE PERMIAN TRUST
(Exact name of Registrant as specified in its charter)

Delaware	001-35274	45-6276683
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 236-6555

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry Into a material Definitive Agreement.
On November 1, 2018, SandRidge Energy, Inc. (“SandRidge”) sold all of its interests in the oil and natural gas properties underlying SandRidge Permian Trust (the “Trust”) and all of its outstanding Trust units to Avalon Energy, LLC (“Avalon”), a Texas limited liability company.

In connection with the transaction, Avalon assumed all of SandRidge’s obligations under (1) the Amended and Restated Trust Agreement, as amended, among SandRidge, The Bank of New York Mellon Trust Company, N.A., as trustee of the Trust, and The Corporation Trust Company, and (2) under the Administrative Services Agreement between SandRidge and the Trust, pursuant to an Assignment, Assumption and Consent Agreement among SandRidge, Avalon and the Trust (the “Assignment Agreement”).
The Trust expects to continue in the normal course without disruption to the unitholders, and the resulting sale is not expected to have an impact on the operations and future distributions of the Trust.

The foregoing description of the Assignment Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as an exhibit hereto and incorporated by reference herein.
On November 5, 2018, the Trust issued a press release announcing the transaction, which is filed as an exhibit hereto and incorporated by reference herein.

 ITEM 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Assignment, Assumption and Consent Agreement, dated as of November 1, 2018, by and among SandRidge Energy, Inc., Avalon Energy, LLC, and SandRidge Permian Trust.

99.1	Press Release dated November 5, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE PERMIAN TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By: /s/ SARAH NEWELL
Name: Sarah Newell
Title: Vice President
Date: November 5, 2018